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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   EXHIBIT TO

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


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                        American Soil Technologies, Inc.

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                                December 17, 1999


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June 5, 2000

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of American Soil Technologies, Inc. (commission file no. 00-22855) dated April 13, 2000, as amended on June 5, 2000.

However, we feel that the following items need to be clarified.

We did not become aware of the Board's decision to terminate our services effective January 3, 2000, until May 30, 2000. We filed our required termination letter on February 16, 2000, due to the transfer of ownership in the registrant to American Soil Technologies, Inc. Copies were sent to the registrant and the Commission at that time.

Our audit report on the June 30, 1999 financial statements stated that New Directions, Inc. and subsidiary had suffered losses from operations and had significant commitments for the repayment of debt and other obligations, which raised substantial doubt about their ability to continue as a going concern. Our report related only to New Directions and its former subsidiary - New Directions, Arizona. We were not associated with American Soil Technologies, Inc. and therefore issued no opinion on their financial statements.


/s/ Evers & Company, LTD.

Evers & Company, LTD
1440 East Missouri, Suite 175
Phoenix, AZ 85014